FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  June 17, 1998
                                 Date of Report



                                AJAY SPORTS, INC.
             (Exact Name of Registrant as specified in its charter)


                  Delaware             0-18204             39-1644025
                ---------------        -----------        --------------
               (State or other         (Commission       (I.R.S. Employer
                jurisdiction of         file number)     Identification Number)
                incorporation or
                organization)


         1501 E. Wisconsin Street
         Delavan, WI                                             53115
         ----------------------------------------                ------
         (Address of Principal Executive Offices)              (Zip Code)


   Registrant's telephone number, including area code: (414) 728-5521


                                       N/A
                    --------------------------------------------
          Former name or former address, if changed from last report

 ITEM 5:  Other Events

      On June 17, 1998 Ajay Sports, Inc. (the "Registrant") announced, via a news release, that its Board of Directors has extended the expiration date of the Registrant's publicly traded common stock warrants until December 31, 1998. The warrants were set to expire on June 30, 1998 had they not been extended. Each warrant currently allows the holder to purchase one share of the common stock of the Registrant for $1.00 per share. The warrants are traded under the symbol "AJAYW".
      The Registrant also announced the results of the vote of stockholders on proposals presented at the Registrant's Annual Meeting of Stockholders held May 29, 1998. All of the directors proposed by management were elected, and the proposal for a reverse split was also approved. The reverse split has not yet been implemented by the Registrant.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: June 17, 1998

                                AJAY SPORTS, INC.



                                  By s\Robert R. Hebard
                                    --------------------------
                                   Robert R. Hebard, Secretary